Exhibit 99.1

FOR IMMEDIATE RELEASE

SENSEONICS HOLDINGS, INC. REPORTS PRELIMINARY RESULTS FOR FOURTH QUARTER AND FULL YEAR 2016 AND ISSUES 2017 GUIDANCE

GERMANTOWN, MD, January 5, 2017 —Senseonics Holdings, Inc. (NYSE-MKT: SENS), a medical technology company focused on the development and commercialization of Eversense®, a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today announced preliminary financial results for fourth quarter and full year 2016 and issued 2017 guidance.

Based on preliminary and unaudited financial results, Senseonics expects revenue to be approximately $0.3 million for fourth quarter 2016 and $0.3 million for the year ended December 31, 2016. As of December 31, 2016, cash, cash equivalents, and marketable securities were $20.3 million and outstanding indebtedness was $20.0 million.

"We achieved many significant milestones in 2016 including the receipt of the CE Mark and launch of Eversense in Europe, as well as the completion of the U.S. pivotal trial and submission of our PMA to the FDA,” said Tim Goodnow, President and Chief Executive Officer of Senseonics. “We anticipate continuing this rapid pace of submissions and commercialization efforts, and we are aiming to deliver important milestones throughout 2017.”

2017 Financial Guidance

Management projects revenue for full year 2017 to be in the range of $6.0 to $7.0 million.

Note about Preliminary Results

The financial results presented in this release are preliminary and may change. This preliminary financial information includes calculations or figures that have been prepared internally by management and have not been reviewed or audited by Senseonics’ auditors. There can be no assurance that Senseonics’ actual results for the periods presented herein will not differ from the preliminary financial data presented herein and such changes could be material. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP and is not necessarily indicative of the results to be achieved for any future periods.

About Senseonics

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of glucose monitoring products designed to help people with diabetes confidently live their lives with ease. Senseonics’ first generation continuous glucose monitoring (CGM) system, Eversense®, includes a small sensor, smart transmitter and mobile application. Based on fluorescence sensing technology, the sensor is designed to be inserted subcutaneously and communicate with the smart transmitter to wirelessly transmit glucose levels to a mobile device. After insertion, the sensor is designed to continually and accurately measure glucose levels. For more information on Senseonics, please visit www.senseonics.com.

Safer Harbor Statement

Certain statements contained in this press release, other than statements of fact that are independently verifiable at the date hereof, may constitute “forward-looking statements.” These forward-looking statements reflect Senseonics’ current views about its plans, intentions, expectations, strategies and prospects, including statements concerning Senseonics’ 2017 financial guidance, regulatory submissions and development and commercialization milestones.  These statements are based on the information currently available to Senseonics and on assumptions Senseonics has made. Although Senseonics believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, Senseonics can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond Senseonics’ control. Other risks and uncertainties are more fully described in the section entitled “Risk Factors” in Senseonics’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 19, 2016, Senseonics’ Quarterly Report on Form 10-Q filed with the SEC on November 3, 2016 and its other SEC filings. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause Senseonics’ expectations and beliefs to change. Unless otherwise required by applicable securities laws, Senseonics does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.

INVESTOR CONTACT R. Don Elsey Chief Financial Officer 301.556.1602 don.elsey@senseonics.com